Exhibit 10.9
TEMPLATE – EMPLOYEE

Glowpoint, Inc.
2014 Equity Incentive Plan

Performance-Vested Restricted Stock Unit Agreement

Glowpoint, Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), the restricted stock units set forth below (individually and collectively referred to as the “Restricted Stock Units”). The grant is subject to and governed by the Plan generally, and all capitalized terms not defined herein shall have the meanings given to such terms in the Plan.
Notice of Restricted Stock Unit Award

Participant	[__________]
Grant Date	[__________]
Target Restricted Stock Units	[__________]
Overview	Participant shall be able to earn between [__]% - [__]% of the Target Restricted Stock Units based on the attainment of certain performance goals over the Measuring Period described below.
Measuring Period	[__________]
Vesting, General
Vesting, if any, shall occur at the end of the Measuring Period based upon the [______] (defined below) and [______] (defined below) of the Company during such Measuring Period. Except as set forth below, Participant must remain in the continuous employment of the Company from the Grant Date through the last day of the Measurement Period in order to vest in the Restricted Stock Units.

Target Vesting Amounts for the Measurement Period
The Target Restricted Stock Units shall be divided into amounts that shall be eligible to vest based on [______] for the Measuring Period, and amounts that shall vest based on [______] for the Measuring Period, by multiplying the Target Restricted Units by the following weightings:
[______]……………………………[__%]
[______]……………………………[__%]
The Target Restricted Stock Units that shall be eligible to vest based on [______] for the Measuring Period shall be known as the “[______] Target RSUs.”
The Target Restricted Stock Units that shall be eligible to vest based on [______] for the Measuring Period shall be known as the “[______] Target RSUs.”

Amounts Vesting Based on [______]
The number of Restricted Stock Units actually vesting at the end of the Measuring Period based on [______]for the Measuring Period (the “[______] Vested RSUs”) shall be equal to the [______] Target RSUs for such Measuring Period multiplied by the “Vesting Percentage” determined in accordance with the following chart: [______]

13529307.2

Amounts Vesting Per Measuring Period Based on [______]
The number of Restricted Stock Units actually vesting at the end of the Measuring Period based on [______] for the Measuring Period (the “[______] Vested RSUs”) shall be equal to the [______] Target RSUs for such Measuring Period multiplied by the “Vesting Percentage” determined in accordance with the following chart: [______]

Total Amount Vested Per Measuring Period	The total number of Restricted Stock Units vested at the end of each Measuring Period (the “Total Vested RSUs”) shall be the sum of the [______] Vested RSUs plus the [______] Vested RSUs.
Vesting Determinations	The vesting results for a Measuring Period shall be certified in writing by the Administrator no later than the March 15th next following the end of such Measuring Period.
[______] and Target [______]	“[______]” shall mean [______]. “[______]” for the Measuring Period shall be: [__________]
[______] and Target [______]	“[______]” shall mean [______]. “[______]” for each Measuring Period shall be: [__________]
Special Vesting Events
Death or Disability
In the event of the termination of Participant’s continuous employment with the Company on account of Participant’s death or Disability, Participant shall be eligible to vest in a pro-rata number of Restricted Stock Units at the end of the Measuring Period, in an amount equal to (i) the Total Vested RSUs for the Measuring Period, multiplied by (ii) a fraction, (x) the numerator of which is the number of days Participant remained in continuous employment from the start of the Measuring Period through the date of Participant’s death or Disability (if any), and (y) the denominator of which is 365. “Disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4).

Payment
The Company shall issue to Participant one share of Common Stock for each Restricted Stock Unit that vests hereunder, with the delivery of such Common Stock to occur as soon as reasonably practicable following the certification of results for the Measuring Period, but in all events payment shall be made no more than seventy-four (74) days following the last day of the Measuring Period.

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Change in Control
Following a Special Vesting Event
Notwithstanding anything herein to the contrary, in the event of a Change in Control following the occurrence of a Special Vesting Event, the Measuring Period shall be deemed to have ended as of the date of the Change in Control, and the pro-rated number of Restricted Stock Units vested upon the Change in Control shall be equal to (i) the Target Restricted Stock Units, multiplied by (ii) a fraction, (x) the numerator of which is the number of days Participant remained in continuous employment from the start of the Measuring Period through the date of the Special Vesting Event (if any), and (y) the denominator of which is 365. The Company shall issue to Participant one share of Common Stock for each Restricted Stock Unit that vests upon the Change in Control, and payment shall be made on or within 74 days following the Change in Control.
During Employment
In the event of a Change in Control while Participant is in the continuous employment of the Company: (i) the successor or acquirer in the Change in Control shall provide for the assumption or continuation of the Restricted Stock Units or the substitution of new awards denominated in cash or stock units covering publicly traded shares of the successor or acquirer (or direct or indirect parent thereof), in either case having an intrinsic value equal to the Fair Market Value of a number of shares of Common Stock equal to the Target Restricted Stock Units on the date of the Change in Control (the “Replacement Award”), (ii) all performance-vesting criteria shall cease to have further force or effect and the Participant shall vest in the Replacement Award based solely on the Participant’s continued employment with the successor or acquirer (or affiliate thereof), (iii) vesting in the Replacement Award shall occur based on continued employment with the acquirer or successor (or affiliate thereof) through the soonest to occur of (A) the 12 month anniversary of the Change in Control, (B) the end of the originally scheduled Measurement Period, or (C) the Participant’s termination of employment from the successor or acquirer (or affiliate thereof) without “cause” (as defined in the Plan), or as a result of the Participant’s death or Disability (as defined herein). Payment of the vested Replacement Award shall occur within 74 days of the vesting of such award. For avoidance of doubt, termination of employment with the successor or acquirer (or affiliate thereof) that does not result in the vesting of the Replacement Award will result in the forfeiture of any unvested portion of such Replacement Award.
Notwithstanding the preceding paragraph, if, for any reason, the acquirer of successor fails to make the Replacement Award, the Participant shall become immediately vested upon the Change in Control in a number of RSUs equal to the Target Restricted Stock Units, and payment in respect of same (consisting of one share of Common Stock for each vested RSU) shall occur within 74 days of the Change in Control.

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Dividend Equivalent Right
Participant shall be entitled upon the vesting of any Restricted Stock Units to receive an additional amount in cash equal to the value of all dividends and distributions made between the Grant Date and the vesting date with respect to a number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date (the “Dividend Equivalent Amounts”). The Dividend Equivalent Amounts shall be accumulated and paid on the date on which the Restricted Stock Units to which they relate are paid.

Stockholder Rights	Participant has no stockholder rights with respect to the Restricted Stock Units.
Other Terms and Conditions	Are set forth in the accompanying Restricted Stock Unit Grant Terms and Conditions and the Plan.
By executing this letter below, Participant and the Company agree that the Restricted Stock Units granted hereby are granted under and governed by the terms and conditions of the Plan and this Performance-Vested Restricted Stock Unit Agreement (including this Notice of Restricted Stock Unit Award and the accompanying Restricted Stock Unit Terms and Conditions) (the “Grant Documents”). Participant hereby represents and acknowledges that he or she has been provided the opportunity to review the Plan and the Grant Documents in their entirety, and Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Grant Documents.
IN WITNESS WHEREOF, the parties have executed this Performance-Vested Restricted Stock Unit Agreement, effective as of the day and year first above written.

GLOWPOINT, INC.                    GRANTEE

_____________________________            _____________________________
Name, Title            Date            Signature            Date

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Restricted Stock Unit Terms and Conditions

The following terms and conditions apply to the Restricted Stock Units granted to Participant by the Company, as specified in the accompanying Notice of Restricted Stock Unit Award.
1.    Grant of Restricted Stock Units. The Company has issued to Participant the Restricted Stock Units set forth above in the Notice of Restricted Stock Unit Award, effective on the Grant Date, and subject to the terms and conditions set forth in the Notice of Restricted Stock Unit Award, these Restricted Stock Unit Terms and Conditions, and the Plan (which is incorporated herein by reference).
2.    Restricted Stock Units Non-Transferable. Restricted Stock Units (and related rights) may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise.
3.     Vesting. Unless otherwise provided in the Plan, Participant’s Restricted Stock Units shall vest in accordance with the terms and conditions set forth in the Notice of Restricted Stock Unit Award.
4.    Payment. Payment in respect of vested Restricted Stock Units shall be made at the time(s) and in the form(s) set forth in the Notice of Restricted Stock Unit Award.
5.    Termination of Employment; Forfeiture. Upon the termination of Participant’s continuous employment with the Company or its Subsidiaries for any reason, any Restricted Stock Units that have not vested or that are not entitled to continued vesting in accordance with Paragraph 3 and the Notice of Restricted Stock Unit Award shall immediately be forfeited. Upon forfeiture, Participant shall have no further rights with respect to such Restricted Stock Units and related Dividend Equivalent Amounts.
6.    Tax Treatment; Section 409A. Participant may incur tax liability as a result of the receipt of Restricted Stock Units and payments thereunder. Participant should consult his or her own tax adviser for tax advice. Participant acknowledges that the Administrator, in the exercise of its sole discretion and without Participant’s consent, may amend or modify the Grant Document in any manner, and delay the payment of any amounts thereunder, to the minimum extent necessary to satisfy the requirements of Section 409A of the Code. The Company will provide Participant with notice of any such amendment or modification. This Section does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments or to take any other actions or to indemnify Participant for any failure to do so.
7.    Tax Withholding. Participant shall make appropriate arrangements with the Company to provide for payment of all federal, state, local or foreign taxes of any kind required by law to be withheld upon the payment of any amounts pursuant to Participant’s Restricted Stock Units. Such arrangements may include, but are not limited to, the payment of cash directly to the Company, withholding by the Company from other cash payments of any kind otherwise due Participant, or share withholding as described below. Participant may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold shares otherwise issuable to Participant or (ii) by delivering to the Company shares of Common Stock already owned by Participant. The shares delivered or withheld shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations. The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any

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repurchase, forfeiture, or other similar requirements. Any election to withhold shares shall be irrevocable, made in writing, signed by Participant, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.

8.    Consent Relating to Personal Data. Participant, although under no obligation to do so, voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 8. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Participant, including Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Stock Units and other equity awards or any other entitlement to shares awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor (“Data”). The Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan and the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Participant authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any shares acquired pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.

10.    Other Employee Benefits. Except as specifically provided otherwise in any relevant employee benefit plan, program, or arrangement, the Restricted Stock Units evidenced hereby are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11.    Electronic Delivery. PARTICIPANT HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, AND ANY DISCLOSURE OR OTHER DOCUMENTS RELATED TO THE PLAN, INCLUDING FUTURE GRANT DOCUMENTS (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY MAY DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO PARTICIPANT BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. PARTICIPANT ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING PARTICIPANT THAT THE PLAN DOCUMENTS ARE AVAILABLE IN HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.

12.    Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be given by hand delivery, by e-mail, by facsimile, or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Participant, to Participant’s address now on file with the Company, or to such other address as either may designate in writing. Any notice shall be deemed to be duly given as of the date delivered in the case of personal

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delivery, e-mail, or facsimile, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

13.    Amendment. The Grant Documents may be amended by the Administrator at any time without Participant’s consent if such amendment does not reduce the benefits to which Participant was entitled. In all other cases, the Grant Documents may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Participant.

14.    Relationship to Plan. Nothing in the Grant Documents shall alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of the Grant Documents, the terms of the Plan shall prevail.

15.    Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of these Restricted Stock Unit Terms and Conditions. The invalidity or unenforceability of any provision of the Grant Documents shall not affect the validity or enforceability of any other provision thereof, and each other provision thereof shall be severable and enforceable to the extent permitted by law.

16.    Waiver. Any provision contained in the Grant Documents may be waived, either generally or in any particular instance, by the Administrator appointed under the Plan, but only to the extent permitted under the Plan.

17.    Binding Effect. The Grant Documents shall be binding upon and inure to the benefit of the Company and to Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

18.    Rights to Employment. Nothing contained in the Grant Documents shall be construed as giving Participant any right to be retained in the employ of the Company and the Grant Documents are limited solely to governing the parties’ rights and obligations with respect to the Restricted Stock Units.

19.    Governing Law. The Grant Documents shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law principles thereof.

20.    Company Policies to Apply. The sale of any shares of Common Stock received as payment under the Restricted Stock Units is subject to the Company’s policies regulating securities trading by employees, all relevant federal and state securities laws and the listing requirements of any stock exchange on which the shares of the Company’s Common Stock are then traded. In addition, participation in the Plan and receipt of remuneration as a result of the Restricted Stock Units is subject in all respects to any Company compensation clawback policies that may be in effect from time to time.

21.    Section 409A Compliance. The intent of the parties is that payments and benefits under these Grant Documents be exempt from Section 409A of the Code as “short-term deferrals,” and the Grant Documents shall be interpreted and administered accordingly.

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